                                                            Exhibit 10.5

                               LEASE AND SUBLEASE

         THIS LEASE, made and entered into effective as of June 1, 1998 by and between CARGILL, INCORPORATED, a Delaware corporation, with principal offices and place of business at 15407 McGinty Road West, Wayzata, Minnesota 55391 ("Landlord"), and THE ANDERSONS, INC., an Ohio corporation with principal offices and place of business at 480 W. Dussel Drive, P. O. Box 119, Maumee, OH 43537 ("Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord is the owner of that certain real property described in the attached Exhibit A, together with a grain facility and other buildings, fixtures, improvements, machinery, equipment, rolling stock, and trackage in the City of Maumee, Lucas County, Ohio (hereinafter referred to as the "Maumee Facility"); and

         WHEREAS, Landlord owns a leasehold interest in the real estate described in the attached Exhibit B, together with a grain facility and other buildings, fixtures, improvements, machinery, equipment, rolling stock, located thereon, located in the City of Toledo, Lucas County, Ohio (hereinafter referred to as the "Toledo Facility") (the Maumee Facility and the Toledo Facility shall collectively be referred to as the "Facilities") under the terms of a certain Lease dated April 1, 1978 by and between Cargill, Incorporated, as lessee, and the Toledo-Lucas County Port Authority, as lessor, as supplemented by a Supplemental Lease dated March 1, 1982, by a Second Supplemental Lease dated as of June 1, 1983, by a Third Supplemental of Lease dated as of April 1, 1992 and by a Fourth Supplemental Lease dated as of May 15, 1993 (hereinafter collectively referred to as the "IRB Lease") as assigned to National City Bank, Northwest as Trustee, (successor to Ohio Citizens Bank which was formerly known as The Ohio Citizens Trust Company) (the "IRB Lease Trustee"); and

         WHEREAS, Landlord leases certain real property located adjacent to the Toledo Facility, consisting of approximately 3.08 acres, as shown on the site plan attached hereto as Exhibit C (hereinafter referred to as the "Toledo Railroad Property"), under the terms of that certain lease dated May 1, 1979, Property No. 52168, by and between the Norfolk and Western Railway Company, as lessor, and Cargill, Incorporated, as lessee (hereinafter referred to as the "Toledo Railroad Lease"); and

         WHEREAS, Landlord desires to lease to Tenant and Tenant desires to lease from Landlord, the Maumee Facility on the terms, covenants and conditions hereinafter set forth; and

         WHEREAS, Landlord desires to sublease to Tenant and Tenant desires to sublease from Landlord the Toledo Facility and the Railroad Property, on the terms, covenants and conditions hereinafter set forth; and

         WHEREAS, Landlord and Tenant have entered into a Marketing Agreement dated June 1, 1998 (the "Marketing Agreement"), under which Tenant shall use the Facilities for the primary purpose of originating grain in the Toledo and Maumee, Ohio area;

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         NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions hereinafter set forth, the parties agree as follows:

      1. DEMISE

                  (a) Lease of the Maumee Facility. Landlord hereby leases the Maumee Facility (which includes the real estate described in Exhibits A) and the buildings, fixtures, improvements, machinery, equipment, rolling stock, and trackage located thereon, including, but not limited to, the personal property listed on Exhibit D attached hereto, (the "Maumee Personal Property") and Landlord hereby subleases to Tenant the personal property, described on the attached Exhibit D, which is subject to the IRB Lease (the "Maumee IRB Personal Property") and is located on that certain real property in Maumee, Ohio described on the attached Exhibit A as Parcel I and Parcel II, to Tenant, and Tenant hereby leases and subleases, respectively, the same from Landlord, subject however, to:

                           (i) Any state of facts an accurate survey may show.

                           (ii) Covenants, restrictions, easements, agreements
                  and reservations listed in Exhibit E, whether or not of record (the "Maumee Permitted Exceptions"), and the standard exceptions contained in a standard title policy;

                           (iii) Building, platting and zoning ordinances, State
                  and Federal regulations;

                           (iv) Minerals and mineral rights reserved to the
                  State of Ohio or other parties;

                           (v) Taxes and installments of special assessments not
                  delinquent provided the same shall be paid as hereinafter provided; and

                           (vi) Permitted encumbrances hereinafter described,

to be used primarily for the purpose of grain handling, and related activities, and for no other purpose, without the express prior written consent of Landlord.

                  (b) Assiqnment of Maumee Aqreements. During the term hereof, Landlord hereby assigns to Tenant, its rights, title and interest to those certain railroad agreements, copies of which are attached hereto as Exhibit F (the "Maumee Railroad Agreements"), relating to the use, operation and maintenance of railroad tracks servicing the Maumee Facility. Tenant hereby accepts and assumes the Maumee Railroad Agreements and agrees to carry out, perform and complete all obligations and liabilities created or arising under the Maumee Railroad Agreements during the term of this Lease including, but not limited to, all charges and rent due under the Maumee Railroad Agreements.

                  (c) Sublease of the Toledo Facility. Landlord hereby subleases the Toledo Facility (which includes the real estate described in Exhibit B) including the buildings, fixtures, improvements, machinery, equipment and rolling stock located thereon, and Landlord hereby leases to Tenant the personal property listed on Exhibit D (which is not subject to the IRB Lease) (the "Toledo Personal Property"), and Tenant hereby subleases and leases, respectively, the same from Landlord, subject, however, to:

                           (i) Any state of facts an accurate survey may show.

                           (ii) Covenants, restrictions, easements, agreements
                  and reservations listed in Exhibit E, whether or not of record (the "Toledo Permitted Exceptions"), and the standard exceptions contained in a standard title policy;

                           (iii) Building, platting and zoning ordinances, State
                  and Federal regulations;

                           (iv) Minerals and mineral rights reserved to the
                  State of Ohio or other parties;

                           (v) Taxes and installments of special assessments not
                  delinquent provided the same shall be paid as hereinafter provided; and

                           (vi) Permitted encumbrances hereinafter described,

to be used primarily for the purpose of grain handling, and related activities, and for no other purpose, without the express prior written consent of Landlord. The Maumee Personal Property, the Maumee IRB Personal Property and the Toledo Personal Property shall be collectively referred to as the "Personal Property".

         (d) Sublease of the Railroad Lease. Landlord hereby subleases the Railroad Property to Tenant, and Tenant agrees to sublease the Railroad Property from Landlord. Tenant hereby acknowledges that the terms and conditions of the Railroad Lease are hereby incorporated into this Agreement as Exhibit G. Tenant hereby covenants and agrees: (i) to perform all covenants and obligations of "Lessee" as set forth in the Railroad Lease, and (ii) that in the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Railroad Lease, the terms and conditions of the Railroad Lease shall govern and control. Landlord represents that it has obtained oral consent from the Railroad for the sublease of the Railroad Lease, and Landlord shall use best efforts to obtain such consent in writing.

         (e) Assignment of Toledo Aqreements. During the term hereof, Landlord hereby assigns to Tenant, its rights, title and interest to those certain agreements copies of which are attached hereto as Exhibit F (the "Toledo Railroad Agreements"), relating to the use, operation and maintenance of railroad tracks servicing the Toledo Facility. Tenant hereby accepts and assumes the Toledo Railroad Agreements and agrees to carry out, perform and complete all obligations and liabilities created or arising under the Agreements during the term of this Lease including, but not limited to, all charges and rent due under the Toledo Railroad Agreements.

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         2.       TERM.

                  (a) The term of this Lease shall be for a period of five (5) years, commencing on the 1st day of June, 1998, ("Commencement Date") and expiring on the 31st day of May, 2003 ("Expiration Date"); provided, however, in the event the Marketing Agreement is terminated prior to the Expiration Date hereof, then this Lease shall be coterminous with the termination of the Marketing Agreement without further action by either party. Further, in the event that the Marketing Agreement is not executed by both parties within five
(5) business days of execution of this Lease, this Lease shall terminate without further action by either party.

                  (b) In the event either party desires to extend or renew the Marketing Agreement beyond the Expiration Date of this Lease, such party shall give the other party written notice of its intent to extend or renew this Lease at least ninety (90) days prior to the expiration of this Lease, and the parties hereby agree to negotiate in good faith the terms of the extension or renewal of this Lease.

         3.       RENT.

                  (a) Tenant agrees to pay to Landlord as and for rent for the Facilities the sum of * ( * ) per annum which sum shall be payable on a semi-annual basis and which shall be due upon the first day of the term hereof and thereafter upon the first day of each semi-annual period of the term of this Lease. Said rent shall be payable in cash or by wire transfer at Landlord's address given hereinbelow or at such other place as Landlord may, from time to time, designate in writing. In the event Tenant shall fail to pay Landlord any part of the aforesaid rental or any other sum required herein to be paid to Landlord, within five (5) days of the due date thereof, Tenant shall pay to Landlord a delinquent payment charge from the expiration of such five (5) day period until the rental or other required sums are fully paid at the rate of 10% per month or at the highest lawful contract rate allowed by the State of Ohio, whichever is lower.

                  (b) In addition to the annual fixed rent set forth in (a) above, Tenant shall pay Landlord as additional rent for the Facilities, upon thirty (30) days after receipt of the tax bill from Landlord, all real estate taxes (including any tax in lieu of ad valorem tax), personal property taxes, assessments, use and occupancy taxes, levies, license and permit fees and other charges, general and special, of any kind and nature whatsoever which shall or may be, during the term of this Lease, assessed or levied against the Facilities and which shall accrue during the term of the Lease. All such taxes assessed or levied against the Facilities accruing during the initial year and final year of the lease shall be prorated between Tenant and Landlord, as of the commencement and expiration date of the Lease for the initial and final years, respectively. Landlord may submit a tax bill to Tenant for such prorated amounts at the earliest time that the Landlord is able to determine such prorated amount.

                  (c) Tenant shall pay all sales or use taxes imposed upon all payments made pursuant to the Lease or otherwise imposed by any tax authority.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SEC

                  (d) Rebates. All rebates on account of any such taxes, rates, levies, charges, or assessments required to be paid and paid by Tenant under the provisions hereof shall belong to Tenant, and Landlord will, on the request of Tenant, execute any receipts, assignments, or other acquittances that may be necessary in order to secure the recovery of any such rebates, and will pay promptly over to Tenant any such rebates that may be received by Landlord.

                  (e) Personal Property Taxes. Tenant shall bear the burden for any Imposition levied against the personal property belonging to Tenant, including the Personal Property, stored, kept or maintained in or upon the Facilities.

                  (f) Nothing contained herein shall require Tenant to satisfy the bonds which are the subject of the IRB Lease or to pay any income tax or any taxes in lieu thereof of Landlord, or the Rent (as defined in the IRB Lease) due under the IRB Lease.

                  As hereinafter used, the term "rent" shall collectively mean the fixed rent and additional rent.

         4.       UTILITIES.

                  Tenant shall initiate, contract for, and obtain, in its name, all utility or other services it desires for the Facilities, and Tenant shall pay all such charges for such utility services as they become due.

         5.       USE OF FACILITIES

                  (a) Use of the Toledo Facility. Tenant shall not do, permit or suffer any event or omission as a result of which there could occur a default of the IRB lease or an acceleration of the payments thereunder or which could cause the interest on the bonds issued in connection with the IRB Lease to become taxable. Specifically, Tenant shall abide by, perform on behalf of Landlord or be subject to the IRB Lease. Specifically, Tenant shall comply with the following sections of the IRB Lease:

                  1.0      (Definitions)

                  2.2      (Purposes)

                  4.5      (Installation of Own Personal Property)

                  6.1      (Maintenance and Modifications of Leased Premises)

                  6.2      (Removal of Portions of the Project)

                  6.3      (Removal of Company's Own Personal Property)

                  6.4      (Documents to be Provided)

                  6.5      (Taxes, Other Governmental Charges and Utility
                           Charges)

                  6.6      (Property Insurance)

                  6.7      (Additional Provisions Respecting Insurance)

                  6.8      (Public Liability Insurance)

                  6.9      (Workers' Compensation Coverage)

                  7.1      (Damage Destruction and Condemnation)

                  7.2      (Eminent Domain)

                  8.1      (Mechanics' and Other Liens)

                  9.9      (Right of Access)

                  9.10     (Indemnification)

                  9.11 (Company Not to Adversely Affect Tax Exempt Status of Bonds' Interest)

                  11.1     (Assignment and Subleasing by Company)

and to the following section of the Second Supplemental Lease: 4. Representation Covenant as to 1983 Addition.

                  Tenant shall not use the Toledo Facility in any manner which would materially impair the fulfillment of the purposes of the Act (as that term is defined under the IRB Lease) to be accomplished by operation of the Toledo Facility.

                  Hereinafter any breach of the above is collectively referred to as an "IRB Default"

                  Tenant shall keep all information and documentation relative to this Lease confidential and shall not disclose any information to any third party without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant may provide a copy of this Lease to any grain licensing agency or office, or to any insurance company, to the extent that Tenant is required to do so by such grain licensing agency or office or insurance company; provided, however, that Tenant shall redact all such copies of this Lease to the extent that the redacted information is not required by the grain licensing agency or office or insurance company. Tenant also may file a memorandum of lease with any appropriate court or governmental agency or office.

                  (b) Use: General. No use shall be made of the Facilities which is a violation of any applicable law, regulation or ordinance or the restrictions contained in the deeds to the Facilities, and no use shall be made which causes a cancellation of any insurance covering the Facilities. Tenant shall use the Facilities in a careful, safe and proper manner.

                  Landlord has terminated any employment relationship it previously had with each of its employees at the Facilities. Landlord shall have no further supervisory function whatsoever with respect to any of its former employees at the Facilities. Tenant has sole authority to operate the Facilities for the purposes of the relationship contemplated by the Marketing Agreement entered into by the Landlord and Tenant. Accordingly, Tenant shall be solely responsible for the direction of its agents, servants and employees, including all former employees of Landlord hired by Tenant. In particular and without limitation, Tenant shall be solely responsible for its employees' selection, hiring, firing, supervision, wages and benefits, hours, performance standards, training and discipline. Tenant shall also be solely responsible for compliance with all applicable local, state and federal laws and regulatory requirements relating to its employees.

         6.       MAINTENANCE AND REPAIRS

                  During the term of this Lease, Tenant shall, at its own cost and expense, keep and maintain the Facilities and any improvements thereon in good order and condition, and will make all necessary repairs, structural or nonstructural, to the Facilities and improvements, to the end that the Facilities and improvements shall at all times be kept in good and tenantable condition for the purposes for which the Facilities are being used. Tenant will not do or suffer any waste or damage or injury to the Facilities or any improvement thereon, or any part thereof. All repairs made by Tenant shall be equal in quality and class to the original work. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Facilities and any improvements thereon. In addition to the foregoing, Tenant shall also keep sidewalks and parking areas free and clear of snow, ice or other obstructions to travel and shall maintain lawn and parking areas in a clear and sightly condition, free of debris and waste. Landlord shall not have any responsibility for the maintenance or repair of the Facilities. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in as good condition as of the Commencement Date, loss by fire or other casualty covered by insurance, ordinary wear and tear, and obsolescence excepted.

         7.       ALTERATIONS, ADDITIONS AND IMPROVEMENTS

                  (a) During the term of this Lease, Tenant may, at its own expense, make alterations, additions or improvements to the Facilities with the prior written consent of Landlord, provided that such alterations or additions to the Toledo Facility will not result in an IRB Default. Tenant shall procure all applicable permits and authorizations. All work shall be done in a good and workmanlike manner and in compliance with all laws.

                  (b) Except as otherwise provided by the IRB Lease, all alterations, additions and improvements to the Facilities shall immediately, upon completion thereof, be and become the property of Tenant for the duration of this Lease; provided, however, that upon termination of this Lease, Tenant shall sell to Landlord and Landlord shall purchase from Tenant all such alterations, additions and improvements at the then current book value of such alterations, additions and improvements.

                  (c) Tenant shall keep the Facilities free of liens and covenants and agrees to hold harmless and indemnify Landlord from and against any costs, expenses and liabilities from any mechanic's, laborers' or materialmen's or other liens, of whatsoever nature, which may be filed against the Facilities during the term of this Lease. Tenant shall discharge any such liens within thirty (30) days of the filing thereof. However, Tenant shall have the right to contest in the name of Landlord, any such liens as Tenant may deem necessary; provided that all expenses incurred by reason thereof shall be paid by Tenant, Tenant provides written notice to Landlord of its intent to contest such lien within three (3) days after the filing of such lien and Tenant, at Landlord's request, gives reasonable security to insure payment thereof and to prevent any sale, foreclosure or forfeiture of the Premises by reason of such nonpayment.

                  (d) Compliance With Laws. Tenant agrees to comply with all governmental laws and regulations relative to the use and operation of the Facilities including without limiting the generality of the foregoing any OSHA, EPA or other safety or environmental laws and regulations. Tenant agrees to obtain and comply with all operating permits that are required for operating the Facilities in accordance with the terms of this Lease and the Marketing Agreement. Tenant shall not store hazardous materials or hazardous substances on the Facilities. Tenant shall store all material on the Facilities according to prudent and standard industry practice and label instructions, if any, even if such are more restrictive than the aforesaid governmental laws and regulations. The Tenant warrants that at all times during the course of this Lease the Tenant will be fully responsible for compliance with the Public Accommodation/ Commercial Facilities disability access rules and regulations under the American with Disabilities Act and with The Clean Air Act Amendments of 1990 (hereinafter the "Acts") and shall indemnify and hold Landlord harmless from and against any and all claims, demands, damages, liabilities, costs and expenses arising out of said Acts as amended from time to time and their corresponding regulations; provided, however, that Landlord shall reimburse Tenant for all costs and expenses required to bring the Facilities into compliance with the Acts to the extent the Facilities are not in compliance as of the Commencement Date of this Lease.

         8.       INSURANCE.

                  (a) Tenant shall, at no cost or expense to Landlord but for the mutual benefit of Landlord and Tenant, maintain Commercial General Liability (including contractual liability) and auto liability with combined single limits of liability of * per occurrence.

                  (b) Tenant, at its sole cost and expense, but for the mutual benefit of Landlord and Tenant, shall insure against all risks of loss or damage to the Facilities in an amount equal to the full replacement cost of the Facilities.

                  (c) Tenant shall, at no cost or expense to Landlord, but for the mutual benefit of Landlord and Tenant, maintain boiler and machinery insurance on all boilers, air conditioning equipment, and other pressure vessels and systems located in, on or about the Facilities.

                  (d) Tenant shall, at no cost or expense to Landlord, maintain Workers' Compensation, Employer's Liability Insurance and any other legally required employer's insurance in accordance with and meeting all statutory requirements.

                  (e) Property policies shall be so written or endorsed as to make losses, if any, in excess of * per occurrence, payable directly to the IRB Lease Trustee to the extent required by the IRB Lease. Property policies shall be on an occurrence rather than claims-made basis and shall provide that they will not be canceled without thirty (30) days prior written notice to all persons named as insured or additional insured. Tenant's policies shall be primary without right of contribution from Landlord or Landlord's insurance policies. Landlord shall be named as an additional insured for the Maumee Facility, and Landlord, and the Toledo-Lucas County Port Authority shall be named as additional insureds as their interest may appear for the Toledo facility. The IRB Lease Trustee shall also be named as an additional insured pursuant to a standard mortgagee clause, as its interests may appear, regarding the Toledo Facility. Tenant's insurance policies shall contain a waiver of subrogation against Landlord. Certificates of insurance evidencing such coverage for the respective Facilities shall be sent to Landlord, the Toledo-Lucas County Port Authority and the IRB Lease Trustee on the Commencement Date and any renewals thereof at least thirty (30) days prior to the expiration thereof.

*CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SEC

         9.       INDEMNITY.

                  (a) Tenant shall hold Landlord harmless and indemnify Landlord from and against all liabilities, injuries, losses, claims, expenses (including, without limitation, attorneys' fees) or damages directly or indirectly arising out of (i) Tenant's, its employees', agents', licensees', invitees', contractors' or customers' use, presence, operation and occupancy of the Facilities; (ii) any events on the Facilities; (iii) any breach of this Lease by Tenant; (iv) any act or omission of Tenant or any of the foregoing parties on the Facilities taking place in, on or about the Facilities or on public land or waters adjoining the same; (v) any failure of Tenant, its employees, agents, licensees, invitees, contractors or customers to comply and conform with all federal, state and local laws, statutes, regulations, rules and ordinances, or any directive, rule, regulation or request of Landlord; or (vi) any environmental liabilities and any landfill; provided, however, that the same shall have occurred on the Facilities after the date of this Lease, except to the extent such liabilities, injuries, losses, claims, expenses or damages are the result of the negligent or otherwise wrongful acts or omissions of the Landlord, its employees, agents, licensees, invitees, contractors or customers.

                  (b) Tenant specifically agrees to indemnify, defend and hold harmless Landlord from and against all claims, actions, damages, liabilities and expenses (including attorneys' fees) arising out of or in connection with any IRB Default caused by Tenant.

                  (c) Landlord shall hold Tenant harmless and indemnify Tenant from and against all liabilities, injuries, losses, claims, expenses (including, without limitation, attorneys' fees and any pending litigation) or damages directly or indirectly arising out of or in any manner connected with the operation or ownership of the Facilities and the conduct of business therein, thereabout, thereon or with regard thereto, including any landfill that has occurred on the Facilities, prior to the Commencement Date, including, without limiting the generality of the foregoing, environmental and patent infringement claims, suits, cases or charges.

                  (d) Landlord agrees to indemnify, defend and hold harmless Tenant from and against all claims, actions, damages, liabilities and expenses (including attorneys' fees) arising out of or in connection with Landlord's failure to perform under the IRB Lease, provided that Tenant is not in breach of any term of this Lease, which breach has contributed to Landlord's default under the IRB Lease.

         10.      DAMAGE OR DESTRUCTION.

                  (a) Tenant agrees that in the event of damage to or destruction of the Facilities, or any part thereof, by fire or other casualty, Tenant shall immediately notify Landlord. Tenant agrees that in the event of damage to or destruction of the Toledo Facility, or any part thereof, by fire or other casualty, Tenant shall immediately notify Landlord, the Toledo-Lucas County Port Authority and the IRB Lease Trustee.

                  (b) Tenant shall effect the prompt repair and restoration of the Facilities to a condition at least equal to the condition immediately prior to such damage or destruction.

                  (c) In the event of damage or destruction to the Toledo Facility, all insurance money paid on account of such damage or destruction shall be applied to the repair, rebuilding or restoration of the Premises by the Tenant. If the insurance money is insufficient to pay all costs of restoration, Tenant shall pay the deficiency and proceed to complete the restoration and pay the cost thereof. Any balance of the insurance proceeds remaining over and above the cost of the restoration shall be paid into the Bond Fund (as such term is defined in the IRB Lease) pursuant to the IRB Lease.

                  (d) Tenant's obligation to make payment of the rent and all other covenants to be performed by Tenant shall not be affected by any such damage or destruction. Tenant hereby waives the provisions of any statute now or hereafter in effect contrary to such obligation or which releases Tenant therefrom. Notwithstanding the foregoing, in the event that the Threshold (as defined in the Marketing Agreement) is renegotiated or adjusted pursuant to
Section 6.6 of the Marketing Agreement, Tenant's obligation to make payment of rent shall be reduced by the same percentage as applied to the Threshold under
Section 6.6 of the Marketing Agreement.

         11.      CONDEMNATION.

                  In the event that one or both of the Facilities in its entirety shall be taken in condemnation proceedings or by the exercise of any right of eminent domain or by agreement between Landlord, Tenant and those authorized to exercise such right ("Condemnation"), then this Lease shall terminate and neither party shall have any obligation to the other except that Landlord shall pay to Tenant a prorated refund of unearned, prepaid rentals, if any. Tenant hereby waives any right to any condemnation awards. In the event that any part of either Facility shall become subject to Condemnation, Landlord and Tenant shall renegotiate in good faith the rent for the Facilities and shall continue this Lease to the extent that such continuance is not inconsistent with
Section 7.2 of the IRB Lease.

         12.      ENTRY AND INSPECTION OF THE FACILITY.

                  Tenant, at any time during the term of this Lease Agreement, shall permit reasonable inspection of the Facilities during reasonable hours by Landlord. Landlord shall give notice at least 48 hours in advance of its inspection. In addition, Tenant, at any time during the term of this Lease Agreement, shall permit reasonable inspection of the Toledo Facility during reasonable hours by the Toledo-Lucas County Port Authority, the IRB Lease Trustee, and by their respective agents or representatives.

         13.      ASSIGNMENT, MORTGAGING AND SUBLETTING.

                  This Lease shall not be assigned by either party without the prior written consent of the other party. Neither party shall mortgage or otherwise encumber this Lease or the Facilities without the prior written consent of the other party. Tenant shall not sublet the whole or any part of the Facilities without Landlord's prior written consent. Neither party shall unreasonably withhold its consent.

                  In the event that one or more third parties purchases Tenant's stock in an amount sufficient to significantly affect or change control of Tenant, or one or more third parties takes any action that does significantly affect the control of Tenant, Landlord may in its sole discretion either continue or terminate this Lease. For purposes of this Agreement, "control" shall mean (a) the direct or indirect ownership of more than fifty percent (50%) of the total voting securities of every class or other voting evidences of ownership interest of Tenant, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Tenant. If Landlord elects to terminate this Lease, Landlord must provide written notice to Tenant of its election to terminate not more than fifteen (15) days after public announcement or after Tenant has provided written notice to Cargill of any public filing with the Securities Exchange Commission. Tenant shall have no right to terminate this Agreement under this Section 13.

         14.      TENANT'S DEFAULT.

                  (a) The following shall constitute events of default by
         Tenant:

                           (i) Tenant shall fail to pay the rent or other charges on or before the same become due and payable and the same continues for fifteen (15) days after receipt of Landlord's written notice by Tenant;

                           (ii) Tenant shall fail to perform or observe any other term or condition contained in this Lease and Tenant shall not cure or commence to cure such failure within thirty (30) days after receipt of Landlord's written notice by Tenant;

                           (iii) Tenant shall do, permit or suffer any action, event or omission which would cause an IRB Default, if Tenant shall fail to cure or commence to cure such default (to the extent that such cure may be made under the IRB Lease) within thirty (30) days after written notice from Landlord (provided, however, that Tenant shall provide Landlord with prompt notice of any IRB Default of Tenant when Tenant becomes aware of such default);

                           (iv) Tenant shall permit this Lease or any estate of Tenant hereunder to be sold under any attachment or execution.

                           (v) Tenant shall file or have filed against it, voluntarily or involuntarily a petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall take the benefit of any relevant legislation that may be in force for bankrupt or insolvent debtors or shall file or have filed against it, voluntarily or involuntarily, any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation, or if Tenant shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of any substantial part of its properties, or shall make any general assignment for the benefit of creditors.

                  (b) In the event any one or more of the above shall occur, Landlord shall have the right to terminate this Lease upon the expiration of fifteen (15) days after receipt of Landlord's written notice by Tenant.

                  (c) Should Landlord at any time terminate this Lease for any breach, Landlord shall still have such remedies as are available at law.

         15.      LANDLORD'S DEFAULT.

                  (a) The following shall constitute events of default by
         Landlord:

                           (i) Landlord default under the IRB Lease, if Landlord shall fail to cure or commence to cure such default (to the extent that such cure may be made under the IRB Lease) within thirty (30) days after written notice from Tenant (provided, however, that Landlord shall provide Tenant with prompt notice of any IRB default of Landlord when Landlord becomes aware of such default);

                           (ii) Landlord shall file or have filed against it, voluntarily or involuntarily, a petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall take the benefit of any relevant legislation that may be in force for bankrupt or insolvent debtors or shall file or have filed against it, voluntarily or involuntarily, any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation, or if Landlord shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Landlord or of any substantial part of its properties, or shall make any general assignment for the benefit of creditors.

                           (iii) Landlord shall fail to perform or observe any other term or condition contained in this Lease and Landlord shall not cure or commence to cure such failure within thirty (30) days after receipt of Landlord's written notice by Tenant.

                  (b) In the event any one or more of the above shall occur, Tenant shall have the right to terminate this Lease upon the expiration of fifteen (15) days after receipt of Tenant's written notice by Landlord.

                  (c) Should Tenant at any time terminate this Lease for any breach, Tenant shall still have such remedies as are available at law.

         16.      LANDLORD MAY PERFORM TENANT'S OBLIGATIONS.

                 If Tenant shall fail to keep or perform any of its obligations as provided hereunder, Landlord may (but shall not be obligated to do so), without waiving or releasing Tenant from any obligation, as an additional but not exclusive remedy, make any such payment or perform any such obligation, and all sums so paid by Landlord plus all necessary and incidental costs and expenses incurred by Landlord shall be deemed additional rent and shall be paid to Landlord on demand and if not so paid by Tenant, Landlord shall have the same rights and remedies as in the case of default by Tenant.

         17.      SURRENDER.

                  (a) Title to Improvements/Surrender. Except as otherwise required by the IRB Lease, Landlord and Tenant agree that title to and ownership of the buildings, structures, equipment, machinery and appurtenances presently located on the Facilities and all repairs, replacements, additions and reconstructions thereof made by Tenant (hereinafter collectively "Improvements"), shall, upon the termination of this Lease, whether pursuant to the expiration of the term hereof or pursuant to the exercise of any right of termination herein contained or otherwise, vest immediately in Landlord, without further instrument of conveyance whatsoever subject to the provisions set forth in Section 7(b) herein. Tenant shall, upon the termination of this Lease, peacefully and quietly surrender and deliver the Facilities to Landlord.

                  (b) Right to Remove. Notwithstanding the terms of Section 17(a) above, any and all trade fixtures and personal property, which are or have been built, supplied or used by Tenant in the conduct of its business may be removed by Tenant at any time prior to or upon the termination of the Lease; provided, however, that Tenant shall have discharged any encumbrance suffered or permitted by Tenant against the Facilities. Tenant shall have a period of thirty
(30) days after termination within which to remove all trade fixtures and personal property and shall, within such period, restore the Facilities to a sightly and attractive condition. Tenant shall pay any and all costs of removal and restoration.

                  (c) Any holding over by Tenant after the expiration or termination of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to twice the fixed rent plus all other charges, prorated on a daily basis, and shall otherwise be on the terms and conditions set forth in this Lease as far as applicable. Tenant's exercise of its right to remove trade fixtures and personal property under Section 17(b) herein shall not be considered "holding over" for purposes of this Section 17(c).

         18.      DISCLAIMER OF WARRANTIES.

                  The Facilities are leased on an "AS IS, WHERE IS" and "WITH ALL FAULTS" basis. Tenant acknowledges that Landlord SPECIFICALLY DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR INTENDED OR PARTICULAR PURPOSE, ANY WARRANTY AS TO THE DESIGN OR CONDITION OF THE PROPERTY, QUALITY OR CAPACITY OF THE FACILITIES, OR ANY WARRANTY WITH RESPECT TO PATENT INFRINGEMENT OR THE ABSENCE OF ANY LATENT DEFECT. In making this Lease, Tenant has not been induced by and has not relied upon representations, warranties or statements, whether express or implied, made by Landlord or any broker or any other person representing or purporting to represent Landlord, except such representations, warranties or statements which are included herein. Landlord and Tenant acknowledge that the parties have inspected the Facilities for the purpose of denoting the then current condition of the Facilities including but not limited to the roof, plumbing, lighting, air-conditioning, heating, loading and personal doors, scales and electrical services and sprinkler system.

         19.      ENVIRONMENTAL MATTERS.

                  Landlord and Tenant shall jointly perform an internal environmental inspection and audit of the Facilities prior to the term of this Lease to establish the current environmental condition of the Facilities. Subject to the other parties' consent, which shall not be unreasonably withheld, if either party desires to have a Phase II environmental assessment prepared, then an independent environmental consultant shall be chosen and directed mutually by both Landlord and Tenant. The scope, timing and sequence of the Phase II assessment are to be mutually determined by Landlord and Tenant, with the costs of the Phase II assessment to be shared equally between the parties. All inspections and auditing activities shall not unreasonably interfere with Landlord's operations at the Facilities.

         20.      LANDLORD'S REPRESENTATIONS AND WARRANTIES

                 Landlord represents and warrants as follows to Tenant, such representations and warranties to be true and correct on the Commencement Date, that:

                  (a) Landlord is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is registered to do business and in good standing under the laws of the State of Ohio.

                  (b) Landlord has full power and authority, corporate and otherwise, to execute and perform this Lease Agreement and to consummate and perform the transactions contemplated hereby. This Lease Agreement, when executed, will be a legal, binding and valid obligation of Landlord enforceable against it in accordance with its terms. Execution of this Lease Agreement shall not constitute a default of the IRB Lease. Landlord will provide Tenant with documentation confirming that Landlord is in good standing under the IRB Lease as of the effective date of this Lease Agreement.

                  (c) The execution, delivery and performance of this Lease Agreement and compliance with the provisions hereof by Landlord will not conflict with or result in the breach or violation of any term or provision of its Certificate of Incorporation or By-laws.

                  (d) Landlord's execution, delivery and performance of this Lease Agreement will not constitute a default under the IRB Lease, or any other loan document.

                  (e) Landlord owns good and marketable title to the leasehold estate described in Exhibit B free and clear of all liens and encumbrances, except those set forth in Exhibit E.

                  (f) Landlord owns good and marketable fee title to the real estate described in Exhibit A free and clear of all liens and encumbrances, except those set forth in Exhibit E.

                  (g) Landlord has delivered to Tenant true and complete copies of the following documents relating to the IRB Lease:

                  Lease between Toledo-Lucas County Port Authority and Cargill, Incorporated dated April 1, 1978 and Assignment of Lease to Ohio Citizens Trust Company dated April 1, 1978.

                  Supplemental Lease between Toledo-Lucas County Port Authority and Cargill, Incorporated dated March 1, 1982 and Assignment of Supplemental Lease to Ohio Citizens Bank dated March 1, 1982.

                  Second Supplemental Lease between Toledo-Lucas County Port Authority and Cargill, Incorporated dated June 1, 1983 and Assignment of Second Supplemental Lease to Ohio Citizens Bank dated June 1, 1983.

                  Third Supplemental Lease between Toledo-Lucas County Port Authority and Cargill, Incorporated dated April 1, 1992 and Assignment of Third Supplemental Lease to Ohio Citizens Bank dated April 1, 1992.

                  Fourth Supplemental Lease between Toledo-Lucas County Port Authority and Cargill, Incorporated dated May 15, 1993 and Assignment of Fourth Supplemental Lease to Ohio Citizens Bank dated May 15, 1993.



         21.      TENANT'S REPRESENTATIONS AND WARRANTIES.

                  Tenant represents and warrants as follows to Landlord, such representations and warranties to be true and correct on the Commencement Date, that:

                  (a) Tenant is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio, and is registered to do business and in good standing under the laws of the State of Ohio.

                  (b) Tenant has full power and authority, corporate and otherwise, to execute and perform this Lease and to consummate and perform the transactions contemplated hereby. This Lease, when executed, will be a legal, binding and valid obligation of Tenant enforceable against it in accordance with its terms.

                  (c) The execution, delivery and performance of this Lease and compliance with the provisions hereof by Tenant will not conflict with or result in the breach or violation of any term or provision of its Certificate of Incorporation or By-laws or any agreements or contracts to which Tenant is a party.

                  (d) No consent or approval of any governmental agency or commission or other public authority is necessary for the due execution, delivery, performance or enforceability of this Lease and no consent of any other party is required to be obtained by Tenant to permit the consummation of the transactions contemplated hereby.

                  (e) Tenant has received from Landlord copies of the following documents relating to the IRB Lease:

                  Lease between Toledo-Lucas County Port Authority and Cargill, Incorporated dated April 1, 1978 and Assignment of Lease to Ohio Citizens Trust Company dated April 1, 1978.

                  Supplemental Lease between Toledo-Lucas County Port Authority and Cargill, Incorporated dated March 1, 1982 and Assignment of Supplemental Lease to Ohio Citizens Bank dated March 1, 1982.

                  Second Supplemental Lease between Toledo-Lucas County Port Authority and Cargill, Incorporated dated June 1, 1983 and Assignment of Second Supplemental Lease to Ohio Citizens Bank dated June 1, 1983.

                  Third Supplemental Lease between Toledo-Lucas County Port Authority and

                  Cargill, Incorporated dated April 1, 1992 and

                  Assignment of Third Supplemental Lease to Ohio Citizens Bank dated April 1, 1992.

                  Fourth Supplemental Lease between Toledo-Lucas County Port Authority and Cargill, Incorporated dated May 15, 1993 and Assignment of Fourth Supplemental Lease to Ohio Citizens Bank dated May 15, 1993.

                  (f) Tenant shall not do, permit or suffer any event or omission which could cause an IRB Default.

                  All of these representations and warranties shall survive the Commencement Date.

         22.      SUBORDINATION.

                  This Lease is expressly subject to the IRB Lease, as more specifically enumerated in Section 5(a) hereof. It is not the intention of Landlord and Tenant to obligate Tenant to satisfy the bonds which are the subject of the IRB Lease.

         23.      QUIET ENJOYMENT.

                  Landlord covenants that Tenant, upon paying the rent and performing the covenants herein, shall peaceably and quietly have, hold and enjoy the Facilities during the term of the Lease.

         24.      ARBITRATION OF DISPUTES.

                  In the event a dispute arises under this Agreement, such dispute shall be resolved by a board of three arbitrators, one selected by each party, and the third selected by the two so appointed. Each party may invoke this provision by written notice to the other party and, upon receipt of such notice, both parties agree to proceed diligently to complete such arbitration and to be bound by the decision of the arbitrators. Any such arbitration shall be conducted in accordance with the Uniform Arbitration Act, and the Rules of the American Arbitration Association shall govern. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

         25.      NOTICES.

                  Any notice required or permitted under this Lease shall be in writing and sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

           If to Landlord:              Cargill, Incorporated
                                        15407 McGinty Road West
                                        P. O. 5602
                                        Wayzata, Minnesota 55391-2399
                                        Attn: Daniel P.  Dye
                                        With copy to: CGD Attorney

          If to Tenant:                 The Andersons, Inc.

                                        480 W.  Dussel Drive
                                        P. O. Box 119
                                        Maumee, Ohio 43537
                                        Attn: Hal Reed
                                        With copy to: Beverly McBride

          If to IRB Lease Trustee       National City Bank
                                        Corporate Trust Department Locator 3116
                                        629 Euclid Avenue
                                        Cleveland, Ohio 44114-3484
                                        Attn: Holly Pattison

          If to Toledo-Lucas            Toledo-Lucas County Port Authority
          County Port                   One Maritime Plaza
          Authority                     Toledo, Ohio 43604
                                        Attn: Jerry Arkebauer

or to such other address as any of the above may hereafter furnish in writing to the others.

         26.      MAUMEE, OHIO PARKING LEASE.

                  The parties have entered into that certain lease dated June 30, 1987 (the "Truck Staging Lease"), for the purposes of allowing Landlord to use Tenant's land for the purpose of a truck staging area and for such other purposes incidental thereto. The parties hereto agree that said Truck Staging Lease shall be terminated as of the date of this Lease and Landlord shall receive from Tenant a refund of any unearned paid rent pursuant to the terms of the Truck Staging Lease.

         27.      MISCELLANEOUS PROVISIONS.

                  (a) Entire Agreement. This Lease and Exhibits attached hereto contain the entire understanding and agreement of the parties hereto and shall not be modified in any manner except by an instrument in writing executed by both parties. In the event any term, covenant or condition herein contained is held invalid or void by any court of competent jurisdiction, the invalidity of any such term, covenant or condition shall in no way affect any other term, covenant or condition herein contained. Notwithstanding the foregoing, this Lease and Exhibits attached hereto shall be read and construed together and consistently with the Marketing Agreement.

                  (b) Successors and Assigns. All the terms, covenants, and conditions of this Lease shall be binding upon, and inure to the benefit of and be enforceable by the parties hereto and their respective successors, heirs, executors and assigns.

                  (c) Governing Law. This Lease shall be governed, construed, and interpreted in accordance with the laws of the State of Ohio.

                  (d) Headings. The headings contained in this Lease are for reference purposes only and shall not affect the meaning or interpretations of this Lease.

                  (e) Incorporation by Reference. Exhibits A through G attached hereto are hereby incorporated by reference and made a part hereof.

                  (f) Waivers and Amendments. This Lease and the other instruments to be executed pursuant hereto may be amended, superseded, canceled, renewed or extended, and their terms or covenants hereof may be waived, only by a written instrument executed by the parties hereto or in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Lease or in any other such instrument, whether by conduct or otherwise, in anyone or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any breach, or a waiver of the breach of any other term or covenant contained herein. The parties reserve the right by mutual written consent to amend, modify, supersede and cancel this Lease, or waive the terms or conditions hereof, without the consent of any third person (natural or otherwise).

                  (g) Cooperation. Tenant shall cooperate with Landlord, at Landlord's expense, in the performance of any requirements under the IRB Lease regarding the furnishing of information.

                  (h) No Third Party Beneficiary. No person or entity shall be deemed to be a third party beneficiary of the Agreement and nothing expressed or implied in this Agreement shall be deemed to confer upon any person or entity or any heir, successor, assign or legal representative thereof any rights or remedies, of any nature or kind whatsoever, including without limitation, any right to contract or any right to employment or continued employment.

         IN WITNESS WHEREOF, the parties have executed this Lease Agreement effective on the day and year first above written.


                                      CARGILL, INCORPORATED

                                      By:   /s/Daniel P. Dye
                                            ------------------------------------

                                      Its:  Vice President - Grain Division
                                            ------------------------------------

                                      THE ANDERSONS, INC.

                                      By    /s/Joseph L. Braker
                                            ------------------------------------

                                      Its:  President, Agriculture Group
                                            ------------------------------------

                                    EXHIBIT A

                Legal Description of the Maumee. OH Real Property

                                    PARCEL I

That part of Fractional Section 36, Town 2, U. S. R. of 12 miles square at the foot of the rapids of Miami of Lake Erie in the City of Maumee, Lucas County, Ohio, described as follows: BEGINNING at a point on the center line of Conant Street, said point being 1900 feet northwesterly of a concrete monument at the intersection of the center line of Indiana Avenue approaching Conant Street from the northeast and the center line of Conant Street; thence north 22 degrees, 30 minutes west along the center line of Conant Street, a distance of 590.82 feet to a point; thence south 67 degrees 30 minutes west, a distance of 293.76 feet to a point; thence north 22 degrees, 26 minutes west, a distance of 403.36 feet to a point; thence south 67 degrees, 34 minutes west, a distance of 32.5 feet to a point; thence south 22 degrees 17 minutes east, a distance of 454.5 feet to a point; thence south 67 degrees, 59 minutes west, a distance of 24 feet to a point; thence south 22 degrees, 28 minutes east, a distance of 118.16 feet to a point; thence south 67 degrees, 32 minutes west, a distance of 36 feet to a point; thence south 22 degrees, 28 minutes east, a distance of 417.8 feet to a point; thence north 67 degrees, 32 minutes east, a distance of 11.52 feet to a point; thence south 22 degrees, 13 minutes east, a distance of 358.7 feet to a point; thence north 67 degrees, 42 minutes east, a distance of 176.46 feet to a point; thence north 22 degrees, 35 minutes west, a distance of 354.98 feet to a point; thence north 67 degrees, 25 minutes east, a distance of 202.27 feet to the point of beginning. Also that part of said Section 36 lying between the southerly line of the above described property and a line 30 feet westerly of the most westerly rail of spur tracks serving the above property and a line 30 feet easterly of the most easterly rail of said tracks and extending to the Wabash Railroad right-of-way.

         PARCEL II

That part of Fractional Section thirty-six (36), Town two (2), United States Reserve, of twelve (12) miles square at the foot of the rapids of Miami of Lake Erie in the City of Maumee, Lucas County, Ohio; described as follows:

             Starting at a concrete monument at the intersection of the center line of Conant Street and the center line of Indiana Avenue approaching from the northeast; thence north twenty-two degrees (22 degrees) thirty minutes (30') west along the center line of Conant Street a distance of nineteen hundred and no tenths (1900.0) feet; thence south sixty-seven degrees (67 degrees) twenty-five minutes (25') west a distance of one hundred two and twenty-seven hundredths (102.27) feet to the point of beginning of the herein described parcel; thence continuing south sixty-seven degrees (67 degrees) twenty-five minutes (25') west a distance of one hundred and no tenths (100.0) feet; thence south twenty-two degrees (22 degrees) thirty-five minutes (35') east a distance of three hundred fifty-four and ninety-eight hundredths (354.98) feet; thence north sixty-seven degrees (67 degrees) forty-two minutes (42') east a distance of one hundred and no tenths (100.0) feet; thence north twenty-two degrees (22 degrees) thirty-five minutes (35') west a distance of three hundred fifty-five and forty-eight hundredths (355.48) feet to the point of beginning.

         PARCEL III

That part of Fractional Section thirty-six (36), Town Two (2), United States Reserve of twelve miles square at the foot of the rapids of Miami of Lake Erie in the City of Maumee, Lucas County, Ohio; described as follows:

             Starting at a concrete monument at the intersection of the center line of Conant Street and the center line of Indiana Avenue approaching from the northeast; thence north twenty-two degrees (22 degrees) thirty minutes (30') west along the center line of Conant Street a distance of fifteen hundred forty-four and two hundredths (1544.02) feet; thence south sixty-seven degrees (67 degrees) forty-two minutes (42') west a distance of three hundred seventy-eight and twenty-two hundredths (378.22) feet to the point of beginning of the herein described parcel; thence north twenty-two degrees (22 degrees) thirteen minutes (13') west a distance of three hundred fifty-eight and seven tenths (358.7) feet; thence south sixty-seven degrees (67 degrees) thirty-two minutes (32') west a distance of eleven and fifty-two hundredths (11.52) feet; thence north twenty-two degrees (22 degrees) twenty-eight minutes (28') west a distance of four hundred seventeen and eight tenths (417.8) feet; thence north sixty-seven degrees (67 degrees) thirty-two minutes (32') east a distance of thirty-six and no tenths (36.0) feet; thence north twenty-two degrees (22 degrees) twenty-eight minutes (28') west a distance of one hundred eighteen and sixteen hundredths (118.16) feet; thence south sixty-seven degrees (67 degrees) fifty-nine minutes (59') west a distance of one hundred ninety-seven and no tenths (197.0) feet; thence south twenty-two degrees (22 degrees) twenty-eight minutes (28') east a distance of eight hundred ninety-four and sixteen hundredths (894.16) feet; thence north sixty-seven degrees (67(Degree)) forty-two minutes (42') east a distance of one hundred seventy and ninety-six hundredths (170.96) feet to the point of beginning.

         PARCEL IV

The northerly 40 feet of the following described property:

         That part of Fractional Section 36, Town 2 of the United States Reserve of 12 miles square at the foot of the Rapids of the Miami of Lake Erie, in the CITY of MAUMEE, LUCAS COUNTY, OHIO, bounded and described as follows:

          Beginning at a point on the centerline of Conant Street that is 1353.58 feet southeasterly from a brass plate set in a concrete monument at the intersection of the centerline of the Perrysburg-Holland Road and said Conant Street, said brass plate being 1081.83 feet southeasterly of the intersection of the centerline of Reynolds Road with the centerline of the Perrysburg-Holland Road; thence south 22 degrees 30 minutes east along the centerline of said Conant Street a distance of 200.0 feet; thence south 67 degrees 30 minutes west a distance of 293.49 feet; thence north 22 degrees 26 minutes west a distance of
169.16 feet; thence south 67 degrees 34 minutes west a distance of 26.55 feet; thence north 22 degrees 30 minutes west and parallel with the centerline of said Conant Street a distance of 37.84 feet; thence north 67 degrees 30 minutes east a distance of 30.0 feet; thence south 22 degrees 30 minutes east and parallel with the centerline of said Conant Street a distance of 7.0 feet; thence north 67 degrees 30 minutes east a distance of 290.0 feet to the place of beginning. Subject to a perpetual easement for highway purposes granted to the State of Ohio by instrument recorded in Volume 1863 of Deeds, page 609.



Subject to a perpetual easement and right of way for public highway and roadway purposes to the State of Ohio of the following described property:

Being a parcel of land lying on the Right side of the centerline of a survey, made by the Department of Highways, and recorded in Book ___, Page ____, of the records of Lucas County and being located within the following described points in the boundary thereof; All that part of lots 41, 42 and 43 of the Assessor's Plat (as recorded in Volume 2A of Plats, Page 46) of fractional Section 36, Town 2, U.S. Reserve, City of Maumee, Lucas County, Ohio, bounded and described as follows:


Commencing at the point of intersection of the centerline of Conant Street with the east and west centerline of fractional Section 36, Town 2, U.S. Reserve, City of Maumee, Lucas County, Ohio, said east and west centerline of fractional
Section 36 also being the South line of lot 43 of the said Assessor's Plat, said point of intersection being Station 960 plus 07.09 in the centerline of a survey made in 1962, by the Ohio Department of Highways of U.S. 20, Section 17.25 in Lucas County, also known as Conant Street, thence North 25(Degree) 11' 15": West along the centerline of Conant Street, a distance of 740.36 feet to the grantors northwest property line, said point being Station 952 plus 66.73 in said centerline of survey of U.S. 20 and being the true point of beginning of the herein described parcel; thence South 25(Degree) 11' 15" East along the centerline of Conant Street, a distance of 590.68 feet to a point on grantors southeast property line, said point being Station 958 plus 57.41 in said centerline of survey of U.S. 20; thence South 64(Degree) 43' 45" West along said property line and passing through the existing southwest Right-of-Way line of Conant Street, a distance of 45.00 feet to a point 45.00 feet right of Station 958 plus 57.48 in said centerline of survey of U.S. 20; thence North 25(Degree) 11' 15" West a distance of 590.75 feet to a point on the grantors northwest property line, said point being 45.00 feet right of Station 952 plus 66.73 in said center line of survey of U.S. 20; thence North 64(Degree) 48' 45" East along said property line and passing through the existing southwest Right-of-Way line of Conant Street, a distance of
45.00 feet to the true point of beginning.

                                    EXHIBIT B

                Legal Description of the Toledo. OH Real Property



                     That part of River Tract No.7, and its extension, and part of the Lower Island (so called) in the Maumee River
(also known as Grassy Point, Baldwin's Point and Middle Ground ), in Town 3, United States Reserve, CITY OF TOLEDO, LUCAS COUNTY, OHIO, bounded and described as follows, bearings being based on and derived from those on the maps of Toledo Harbor, Ohio Established Harbor Lines by the U.S. Corps of Engineers:

                           Commencing at the intersection of the centerline of
                                    Sumner Street with the North line of said
                                    River Tract No.7 extended (also the
                                    centerline of original South Avenue); then
                                    South 89 degrees 48 minutes 27 seconds East
                                    1099.41 feet, on said north line of River
                                    Tract No.7, and its extension, to the point of beginning at an intersection with a line that is parallel to and a perpendicular distance of 80.00 feet southeastward from the southeasterly line of the Norfolk and Western Railroad right-of-way; then continuing South 89 degrees 48 minutes 27 seconds East 306.66 feet on said river tract line, which line along said 306.66 feet thereof is also the southerly line of Edwin Drive, a public street; then South 9 degrees 44 minutes 08 seconds East 1206.71 feet to intersect the northerly harbor line of the Maumee River as established by the U.S. Corps of Engineers and approved by the Assistant Secretary of War on April 17, 1917, said intersection being South 80 degrees 15 minutes 52 seconds West 1047.40 feet, along said harbor line, from Harbor Line Point F-2; then South 80 degrees 15 minutes 52 seconds West 868.12 feet, on said harbor line, to the east limited-access right-of-way line of Interstate Route 75; then North 0 degrees 35 minutes 56 seconds West 1131.94 feet, on said Limited Access Right-of-Way line, to intersect said line that is parallel to and a perpendicular distance of 80.00 feet southeastward from the southeasterly line of the Norfolk and Western Railroad Right-of-way; then North 60 degrees 04 minutes 59 seconds East 411.59 feet, parallel to said railroad right-of-way, to the point of beginning; containing 21.398 acres of land, more or less.

                                    EXHIBIT C


                            TOLEDO RAILROAD PROPERTY

                                    EXHIBIT D

                            PERSONAL PROPERTY

         Maumee Personal Property

Five Thousand Three Hundred Ninety (5,390) feet of track, being the portions of Track Nos. 3706, 3707, 4101 and 4105, on Plan No. D-1277, dated Revised February 18, 1983, excluding the crossing diamonds located at Station 3+29 on Track No. 5713 and Station r+66 on Track No. 5713. (A copy is attached hereto as Exhibit D-1).


         Maumee IRB Personal Property

a. 130 foot diameter steel grain storage tank with 72 foot straight sidewall height and a capacity of 877,000 bushels. The 1983 Addition is designated tank #603 and is located between tanks #601 and #602.

b. 36 inch enclosed belt drawoff conveyor from #603 that feeds the #601 drawoff conveyor.

c. 42 inch enclosed belt feed conveyor into #603 that is fed from the#602 feed conveyor.

d. Various other structures and machinery and electrical systems pertaining to tank #603.


         Toledo Personal Property

7,299 feet of track shown in yellow in print dated March 15, 1979. (A copy is attached hereto as Exhibit D-2.)

                                            EXHIBIT D-2

                  Toledo Personal Property

                                    EXHIBIT E

                              Permitted Exceptions

MAUMEE PERMITTED EXCEPTIONS

         PARCEL I

1.       Legal highways

2.       Taxes now due and payable or hereafter to become due and payable

3. Zoning ordinances, restrictions of record and public utility or other easements now in use or of record.


         PARCEL II



         PARCEL III

Zoning ordinances, restrictions of record and public utilities or other easements now in use or of record, and the rights of the Wabash Railroad Company under Agreements set forth in the deed recorded in Volume 1430 of Deeds, page 125.



         PARCEL IV

Subject to legal highways.

1. Restrictions contained in deed from The Andersons, dated September 1, 1961 and recorded on Volume 1796 of Deeds, page 1.


2. Excepting and reserving to Mary B. Stengle, the grantor, her heirs, assigns, tenants, licensees, employees, visitors and all persons for the benefit or advantage of grantor, her heirs, assigns, tenants, licensees, employees, visitors a RIGHT OF WAY over, across and upon said premises forever.

3. Zoning ordinances, other restrictions of record, public utility or other easements of record, and taxes and assessments due and payable after the date hereof.

GENERAL:

1. Siding Agreement dated August 15, 1996 between Norfolk and Western Railway Company and Cargill, Incorporated.


2. License dated January 1, 1958 between Cargill, Incorporated and Wabash Railroad Company.

         TOLEDO PERMITTED EXCEPTIONS

A. Excepting and reserving unto Kuhlman Corporation ("Grantor"), and its successors and assigns, a non-exclusive easement over the following described property:

That part of River Tract No.7, and its extension, and part of the Lower Island (so called) in the Maumee River (also known as Grassy Point, Baldwin's Point and Middle Ground), in Town 3, United States Reserve, City of Toledo, Lucas County, Ohio, bounded and described as follows, bearings being based on and derived from those on the maps of Toledo Harbor, Ohio Established Harbor lines by the U.S. Corps of Engineers;

Commencing at the intersection of the centerline of Sumner Street with the North line of said River Tract No.7 (also the centerline of original South Avenue); then South 89 degrees 48' 27" East 1141.07 feet, on said north line of River Tract No.7, and its extension, to the Point of Beginning; then continuing South 89 degrees 48' 27" East 265.00 feet, on said River Tract line; then South 9 degrees 44' 08" East 22.33 feet to a line that is parallel to and a perpendicular distance of 22.00 feet southward from said River Tract line; then North 89 degrees 48' 27" West 203.85 feet, parallel to said River Tract line; then North 71 degrees 06' 31" West 68.62 feet to the Point of Beginning; containing 0.118 acres of land, more or less.

The easement herein reserved is subject to the following terms and conditions:

   1. The foregoing easement shall be used by the Grantor and Cargill, Incorporated ("Grantee"), their respective successors and assigns, agents, servants, employees, tenants, visitors, licensees, invitees, and all other persons for the benefit of the Grantor, the Grantee and their respective successors and assigns, to freely pass and repass on foot or in vehicles of any kind and description or with animals to and from the adjoining lands owned by the Grantor and Grantee and public streets and right-of-ways.

   2. Neither the Grantor nor the Grantee, nor their respective successors and assigns, will park objects or vehicles upon said easement or otherwise obstruct or block the same.

   3. The Grantor may maintain the existing railroad sidetrack on said easement. So long as said sidetrack is used for the exclusive benefit of the Grantor, the cost of the maintenance thereof shall be the sole responsibility of the Grantor, its successors and assigns. The Grantee and its successors and assigns shall, however, have the right and privilege of building spur or sidetracks extending from the sidetrack to the land of the Grantee. From and after the time that the Grantee or its successors or assigns use said sidetrack, the Grantor, the Grantee and their respective successors and assigns shall each thereafter pay their equitable portions of the costs of the maintenance thereof.

   4. No one using said sidetrack will permit cars to be moved or stand on the sidetrack in such manner or for such periods of time that they will unreasonably interfere with the free use of the tracks by the others entitled to use the same.

5. The easement reserved shall inure to the benefit of and be binding upon the parties, their successors and assigns, and all others hereafter acquiring any interest or ownership in or right to use the lands of the Grantor served by such easement and the land conveyed to the Grantee.

B. Agreement dated May 1, 1979 between Norfolk and Western Railway Company and Cargill for driveway and occupation of Lessee's sidetrack.

C. Siding Agreement dated January 2, 1980 between Norfolk and Western Railway Company, Wabash Railroad Company and Cargill, Inc. for the use, operation and maintenance of five side tracts.

D. Private Side Track Agreement dated December 26, 1961 between The New York Central Railroad Company and Cargill, Incorporated, as supplemented by that certain Supplemental Side Track Agreement dated April 11, 1963.

                                    EXHIBIT F

                               Railroad Agreements

         Maumee Railroad Agreements

1. Siding Agreement dated August 15, 1996 between Norfolk and Western Railway Company and Cargill, Incorporated.

2. License dated January 1, 1958 between Cargill, Incorporated and Wabash Railroad Company.

         Toledo Railroad Agreements

1. Agreement dated May 1, 1979 between Norfolk and Western Railway Company and Cargill for driveway and occupation of Lessee's sidetrack.

2. Siding Agreement dated January 2, 1980 between Norfolk and Western Railway Company, Wabash Railroad Company and Cargill, Inc. for the use, operation and maintenance of five side tracts.

3. Private Side Track Agreement dated December 26, 1961 between The New York Central Railroad Company and Cargill, Incorporated, as supplemented by that certain Supplemental Side Track Agreement dated April 11, 1963 between The New York Central Railroad Company and Cargill, Incorporated.

                                    EXHIBIT G

                             RAILROAD LEASE - TOLEDO

1. Agreement dated May 1, 1979 between Norfolk and Western Railway Company and Cargill for driveway and occupation of Lessee's sidetrack.